SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013

PEOPLES FEDERAL BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-34801	27-2814821
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

435 Market Street, Brighton, Massachusetts	02135
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (617) 254-0707

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Renewal of Employment Agreements.  On January 15, 2013, the Board of Directors (the “Board”) of Peoples Federal Savings Bank (the “Bank”), the wholly-owned subsidiary of Peoples Federal Bancshares, Inc. (the “Company”), after considering the performance of each of Messrs. Thomas J. Leetch, Christopher Lake and James J. Gavin (collectively, the “Executives”), determined to extend the term of the Employment Agreements between the Bank and each Executive (“Bank Employment Agreements”), each of which were initially entered into on December 16, 2008, for an additional year.  Following such extension each Bank Employment Agreement shall continue for a renewed three-year term.  The Bank Board further determined to change the anniversary date of the Bank Employment Agreements from December 16th to January 15th, such that, effective January 15, 2013, the term of the Bank Employment Agreements will continue until January 15, 2016, and to enter into an amendment to each of the Bank Employment Agreements to evidence such change.

A form of Amendment One to Employment Agreement between the Bank and each Executive is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions: None

(d)	Exhibits:

Exhibit Number                                      Description

Exhibit 10.1	Form of Amendment One to Employment Agreement between Peoples Federal Savings Bank and each Executive

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEOPLES FEDERAL BANCSHARES, INC.
DATE: January 18, 2013	By:	/s/ Maurice H. Sullivan, Jr.
Maurice H. Sullivan, Jr.